Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                  Exhibit 10.9

       Amendment No. 1 TO Research Collaboration and License Agreement
                 Between Tularik Inc. and Syntex (U.S.A.) Inc.

          This Amendment No. 1 (this "Amendment") to the Research Collaboration and License Agreement dated as of July 8, 1997 (the "Agreement") by and between Syntex (U.S.A.) Inc., a Delaware corporation, through its Roche Bioscience division, having offices at 3401 Hillview Avenue, Palo Alto, California 94304 ("Roche Bioscience"), and Tularik Inc., a Delaware corporation having offices at Two Corporate Drive, South San Francisco, California 94080 ("Tularik"), is entered into as of December 19, 1997.

          Whereas, the parties previously entered into the Agreement, which provided for a collaboration between Roche Bioscience and Tularik to discover proprietary Targets to use to identify proprietary compounds for development into Products;

          Whereas, the Parties wish to clarify certain Sections of the Agreement relating to the disclosure of structural information on Validated Hits and the transferring of compounds between the Parties;

          Whereas, the parties desire to modify Schedule B of the Agreement to clarify the universe of Tularik Background Patent Rights and Existing Third Party Agreements;

          Whereas, in order to accomplish the foregoing, the parties have agreed to amend the Agreement in part;

          Now, Therefore, in consideration of the premises and the mutual covenants and agreements expressed herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Tularik and Roche Bioscience hereby agree as follows:

     1.   Section 1 of the Agreement is hereby amended by adding the following
Sections:

               1.77 "Collaboration Medicinal Chemistry Program" means a program for the chemical synthesis of structural analogs of a Validated Hit in order to improve the biological properties of such Validated Hit towards a Target as part of the Research Collaboration

               1.78 "Primary Interest" means a small molecule that (i) is, at the time of identification of such molecule as a Validated Hit, [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       1.

               1.79 "Roche Medicinal Chemistry Program" means a program conducted by or on behalf of Roche for the chemical synthesis of structural analogs of a compound in order to improve the biological properties of such compound, excluding [ * ].

               1.80  "Screening Party" has the meaning set forth in Section 5.7.

               1.81  "Transferring Party" has the meaning set forth in Section
     5.7.

     2. Section 5.5 is hereby amended to read in its entirety as set forth below:

               5.5 Roche Bioscience Screening Library. The Roche Bioscience Screening Library is not part of the Research Compound Library, but may, in Roche Bioscience's sole discretion, be used in HTS against the Targets. Except for the Roche Bioscience Screening License, Tularik shall have no rights to compounds originating from the Roche Bioscience Screening Library unless a Library Compound becomes a Development Compound under Section 5.2. Roche Bioscience shall provide structural information on Validated Hits from the Roche Bioscience Screening Library; [ * ]. Structural information on compounds in the Roche Bioscience Screening Library that are not Validated Hits shall [ * ]. Derivatives made as part of a Collaboration Medicinal Chemistry Program from compounds originating from the Roche Bioscience Screening Library shall be considered part of the Roche Compound Library. The Roche Bioscience Screening Library shall be treated as Roche Bioscience's Confidential Information. .

     3. The penultimate sentence of Section 5.6 of the Agreement is hereby amended to read as follows:

     Derivatives made as part of a Collaboration Medicinal Chemistry Program from compounds originating from the Tularik Screening Library shall be considered part of the Research Compound Library.

     4.   Article 5 of the Agreement is hereby amended by adding a new Section
5.7:

          Section 5.7 Transfer of Compounds. If either party (the "Transferring Party") transfers compounds to the other party (the "Screening Party") pursuant to the screening licenses set forth in Section 12.2 below, the Screening Party shall use such compounds solely in accordance with the terms of this Agreement. Such use must be at the Screening Party's place of business and in accordance with the Research Plan. Any unused quantities of the compounds shall be returned to the Transferring Party no later than the end of the Research Term or, upon written request by Transferring Party, destroyed according to prescribed federal, state and local guidelines, including any written instructions received from the Transferring Party. THE TRANSFERRING PARTY DOES NOT MAKE ANY WARRANTY AS TO THE IDENTITY, PURITY OR ACTIVITY OF THE COMPOUNDS. The Screening Party shall bear all risk and liability for all harm arising from its use of the compounds.

     5. Schedule B of the Agreement is hereby amended to read in its entirety as set forth on Schedule B hereto.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       2.

     6. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

     7. Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     8. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same instrument.

     In Witness Whereof, the parties have executed, or caused their duly authorized officer or representative to execute, this Amendment as of October __, 1997.

Tularik Inc.

By:  /s/  David V. Goeddel
     ----------------------------------------
Name:  David V. Goeddel, Ph.D.
Title:  President and Chief Executive Officer

Syntex (U.S.A.) Inc.,
through its Roche Bioscience division


By:  /s/  James N. Woody
     ----------------------------------------
Name:  James N. Woody, M.D., Ph.D.
Title:  President


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                      3.

                                   Schedule B

           TULARIK BACKGROUND PATENT RIGHTS AND EXISTING THIRD PARTY
                                   AGREEMENTS

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]


[ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                       4.

                                                                    Exhibit 10.9

                 Research Collaboration and License Agreement

     This Research Collaboration and License Agreement is entered into on July 8, 1997 (the "Effective Date"), by and between Syntex (U.S.A.) Inc., a Delaware corporation, through its Roche Bioscience division, having offices at 3401 Hillview Avenue, Palo Alto, California 94304 ("Roche Bioscience"), and Tularik Inc., a Delaware corporation having offices at Two Corporate Drive, South San Francisco, California 94080 ("Tularik"). Roche Bioscience and Tularik may be referred to herein as a "Party" or, collectively, as "Parties."

     Whereas, Tularik is a recognized leader in conducting research in inflammatory pathways with assays available or under development for certain key targets.

     Whereas, Roche Bioscience wishes to collaborate with Tularik to discover proprietary Targets to use to identify proprietary compounds for development into Products.

     Now, Therefore, the Parties agree as follows:

1.   Definitions

     As used herein, the following terms shall have the following meanings:

     1.1 "Additional Indications" means a medical condition that is not included within the definition of Roche Bioscience Indication or Tularik Indication.

     1.2 "Adjusted Gross Sales" means the amount of gross sales invoiced by a Developing Party, its Affiliates (which, with respect to Roche Bioscience, shall include Genentech for purposes of this Section 1.2 only), or sublicensees for a Product to Third Parties less deductions of returns (including withdrawals and recalls), rebates (price reductions, including Medicaid and similar types of rebates, e.g. chargebacks), volume (quantity) discounts, discounts granted at the time of invoicing, sales taxes and other taxes (other than income taxes), all to the extent directly linked to and included in the gross sales amount as computed on a product by product basis for the countries concerned.

     1.3 "Affiliate" means a business entity that owns, is owned by or is under common ownership with a Party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any Party, shall mean the possession (directly or indirectly) of more than fifty percent (50%) of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity; provided, however, in any country where the local law does not permit foreign equity participation of at least fifty percent (50%), then an "Affiliate" includes any business entity in which a Party owns the maximum percentage of outstanding stock or voting rights permitted by local law and of which such Party exercises practical control of the management of such entity's operations with respect to a Product; provided, further, however, Genentech, Inc., with offices located at One DNA Way, South San Francisco, California, 94080,


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

shall not be considered an Affiliate of Roche Bioscience (other than for purposes of Section 1.2 only) unless a duly authorized officer of Roche Bioscience notifies Tularik in writing that Genentech shall be deemed an Affiliate.

     1.4 "Agreement" means the present agreement together with all appendices and schedules, including the Research Plan.

     1.5  "Application" has the meaning set forth in Section 11.3.2.

     1.6 "Compound Libraries" means the Roche Bioscience Screening Library, the Tularik Screening Library, and the Research Compound Library.

     1.7 "Confidential Information" means, subject to the limitations contained in Section 13.2, all information and materials received by either Party from the other Party pursuant to this Agreement, including but not limited to the information disclosed pursuant to Sections 6.3.2, 6.3.3, and 6.3.4.

     1.8 "Cover" (including variations thereof such as "Covered, "Coverage", or "Covering) means that the making, having made, using, offering for sale, selling or importing of a particular product would infringe a Valid Claim of an issued patent in the absence of rights under such patent. The determination of whether a product is Covered by particular patent rights shall be made on a country by country basis.

     1.9 "Developing Party" means the Party whom the Research Management Committee designates to develop a Research Compound into a Product as provided in Section 5.2.

     1.10 "Development Compound" means a Roche Bioscience Compound or a Tularik Compound.

     1.11 "Effective Date" has the meaning set forth in the first paragraph hereof.

     1.12 "Entry into Portfolio" means the date upon which [ * ].

     1.13 "FDA" means the United States Food and Drug Administration.

     1.14 "Field" means research, development and commercialization of [ * ], for use in the treatment of Roche Bioscience Indications, Tularik Indications or Additional Indications.

     1.15 "Filing Party" has the meaning set forth in Section 11.3.1.

     1.16 "First Commercial Sale" of a Product shall mean the first sale for use or consumption of such Product in a country after required marketing and pricing approval has been granted by the governing health regulatory authority of such country.

     1.17 "First Right of Negotiation" has the meaning set forth in Section 7.1.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.18 "FTE" means one full time-equivalent research employee.

     1.19 "HTS" means high throughput screening.

     1.20 "IND" means an Investigational New Drug application as defined in the rules and regulations of the FDA.

     1.21 "Independent Research" has the meaning set forth in Section 2.5.2.

     1.22 "Invention" means any possibly patentable discovery or invention made during the course of the Research Collaboration and within the scope of the Research Plan. Determination of inventorship shall be made in accordance with the patent laws of the United States of America.

     1.23 "Inventing Party" means the Party having made an Invention.

     1.24 "Joint Inventions" has the meaning set forth in Section 11.1.

     1.25 "Joint Patent" means a Patent claiming a Joint Invention.

     1.26 "Library Compound" means a compound from a Roche Bioscience Screening Library or a Tularik Screening Library.

     1.27 "Licensee" has the meaning set forth in Section 7.2.

     1.28 "Major Market" means the United States, Japan, and the European Union; provided, however, that if a European Union central filing is not made or is not available, then instead of the European Union, a Major Market shall be one (and only one) of the following countries: France, Germany or the United Kingdom.

     1.29 "NDA" means a New Drug Application filed pursuant to the requirements of the FDA or the equivalent application in any other country.

     1.30 "Net Sales" means the amount calculated by [ * ].

     1.31 "Offer" has the meaning set forth in Section 7.2.

     1.32 "Officers" has the meaning set forth in Section 2.5.3.

     1.33 "Patent" means (a) patents (including inventors certificates) that include one or more Valid Claims, including without limitation any substitution, extension (including supplemental protection certificate), registration, confirmation, reissue, reexamination or renewal


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

thereof and (b) pending applications, including provisional applications, continuations, divisionals, and continuations-in-part of any of the foregoing.

     1.34 "Patent Management" has the meaning set forth in Section 11.3.1.

     1.35 "Patent Costs" means the fees and expenses paid to outside legal counsel and other Third Parties, and filing, prosecution and maintenance expenses, incurred in connection with the establishment and maintenance of Patent Rights.

     1.36 "Patent Rights" means all rights under Patents.

     1.37 "Pathways" means the [ * ], as described on Exhibit A, and any additional pathways added to this Agreement upon the written agreement of the Parties.

     1.38 "Phase I" means that portion of the clinical development program which generally provides for the first introduction into humans of a product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of the product, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries.

     1.39 "Phase II" means that portion of the clinical development program which provides for the initial trials of a product on a limited number of patients for the primary purpose of evaluating safety, dose ranging and efficacy in the proposed therapeutic indication, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries.

     1.40 "Phase III" means that portion of the clinical development program which provides for the continued trials of a product on sufficient numbers of patients to establish the safety and efficacy of a product for the desired claims and indications, as more precisely defined by the rules and regulations of the FDA and corresponding rules and regulations in other countries. Any trial designed to support a NDA without further clinical studies will be considered a Phase III trial for purposes of this Agreement.

     1.41 "Product" means any product incorporating a Development Compound, in any formulation, designed for treatment of a Roche Bioscience Indication, Tularik Indication or an Additional Indication, delivered by any route of administration.

     1.42 "Research Collaboration" means the research conducted by the parties during the Research Term pursuant to the Research Plan and this Agreement.

     1.43 "Research Compound" means any analog or other derivative compound, including a peptidomimetic, that has been synthesized or acquired pursuant to the Research Plan or at the direction of the Officers as provided in Section 2.5, and is based upon any Validated Hit.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.44 "Research Compound Library" means all Research Compounds.

     1.45 "Research Plan" has the meaning set forth in Section 4.1.

     1.46 "Research Term" has the meaning set forth in Section 6.1.

     1.47 "Responsible Party" means the Party responsible for Patent Management.

     1.48 "Right of First Refusal" has the meaning set forth in Section 7.2.

     1.49 "RMC or Research Management Committee" has the meaning set forth in
Section 3.1.

     1.50 "Roche" means Roche Bioscience together with its Affiliates.

     1.51 "Roche Bioscience Compound" means a small molecule from any of the Compound Libraries which the Research Management Committee designates as a "Roche Bioscience Compound" pursuant to Section 5.2 or which Roche Bioscience designates as a "Roche Bioscience Compound" pursuant to Section 6.3.2.

     1.52 "Roche Bioscience Indications" means [ * ].

     1.53 "Roche Bioscience Invention(s)" has the meaning set forth in Section 11.1.

     1.54 "Roche Bioscience Patent" means a Patent claiming a Roche Bioscience Invention.

     1.55 "Roche Bioscience Screening Library" means the library consisting of compounds that have been synthesized or acquired by or on behalf of either Roche Bioscience or its Affiliates either (a) prior to the Effective Date or (b) during the Research Term or the applicable Tail Period, if any, but independent of the Research Collaboration.

     1.56 "Roche Bioscience Screening License" has the meaning set forth in
Section 12.2.2.

     1.57 "Royalty Receiving Party" has the meaning set forth in Section 10.1.

     1.58 "Royalty Term" means, in the case of any Product, in any country, the period of time commencing on the First Commercial Sale of such Product and ending upon the later of (a) ten (10) years from the date of First Commercial Sale of such Product in such country or (b) the expiration of the last to expire of the Patent Rights Covering such Product in such country. Royalty Term shall be determined on a Product by Product, country by country basis.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.59 "Scientifically Reasonable and Diligent Efforts" means, unless the Parties agree otherwise, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other products of similar scientific and commercial potential within the relevant product lines of the Developing Party and its Affiliates.

     1.60 [ * ]

     1.61 "Substantial Competition" means market penetration in a country with respect to a Product by one or more Third Parties with a product [ * ].

     1.62 "Tail Period" has the meaning set forth in Section 6.3.2.

     1.63 "Target" means an [ * ] and is either (a) listed as an included target on Exhibit A or (b) discovered by one or both Parties as part of the Research Collaboration (excluding any molecule that is subject to prior rights of any Third Party under an agreement with either Party at the time it is discovered, which agreement is either listed on Exhibit 2 or is subject to the provisions of
Section 2.5) or (c) licensed by either Party during the Research Collaboration pursuant to Section 2.5.

     1.64 "Target Information" has the meaning set forth in Section 2.4.

     1.65 "Third Party" means any entity other than Tularik or Roche Bioscience or an Affiliate of Tularik or Roche Bioscience.

     1.66 "Third Party Technology" has the meaning set forth in Section 2.5.2.

     1.67 "Tularik Background Patent Rights" means all rights under Patents existing as of the Effective Date that Tularik owns or to which it has a license (with rights to sublicense as provided herein) and which relate to the Field, and which Patents are set forth on Schedule B.

     1.68 "Tularik Compound(s)" means a small molecule from any of the Compound Libraries which the Research Management Committee designates as a "Tularik Compound" pursuant to Section 5.2 or which Tularik designates as a "Tularik Compound" pursuant to Section 6.3.2.

     1.69 "Tularik Indications" means [ * ].

     1.70 "Tularik Invention" has the meaning set forth in Section 11.1.

     1.71 "Tularik Patent" means a Patent claiming a Tularik Invention.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     1.72 "Tularik Screening Library" means the library consisting of compounds that have been synthesized or acquired by or on behalf of either Tularik or its Affiliates either (a) prior to the Effective Date or (b) during the Research Term or the applicable Tail Period, if any, but independent of the Research Collaboration.

     1.73 " Tularik Screening License" has the meaning set forth in Section 12.2.1.

     1.74 "Valid Claim" means a claim of an issued patent which claim has not lapsed, expired, been canceled or become abandoned and has not been declared invalid by an unreversed and unappealable decision or judgment of a court or other appropriate body of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer.

     1.75 "Validated Hit" means a small molecule that has shown activity against a Target in primary screening as part of the Research Collaboration.

2.   Research Collaboration

     2.1 Scope of Research Collaboration. The Research Collaboration will focus on Targets in the Pathways, both in finding new proprietary Targets as well as with respect to Targets identified by Tularik prior to the Effective Date, and the use of Targets for HTS assay development to discover proprietary drug leads. The Research Collaboration will initially focus on elucidating proprietary drug discovery Targets in the Pathways and is anticipated to be restricted to proprietary Targets in the Pathways. Roche Bioscience and Tularik shall conduct the Research Collaboration on a collaborative basis with the goal of identifying Research Compounds that are suitable for development into Products for commercialization. The Research Collaboration is intended to be flexible to allow for pursuit of unforeseen opportunities in the area of inflammation biology involving the Targets and the Pathways.

     2.2 New Targets. If a Target is discovered as part of the Research Collaboration, the Party discovering such new Target shall notify the Research Management Committee. At the next Research Management Committee meeting, the parties shall discuss such new Target. If the Research Management Committee decides that the new Target should be included in the Research Collaboration, then Roche Bioscience shall disclose whether the Target is under investigation by another Roche research site. If the new Target is not under investigation by Roche at such time, such new Target shall be included in the Research Collaboration. If the new Target is under investigation by Roche at such time, Roche Bioscience shall notify Tularik in writing within sixty (60) days of such Research Management Committee meeting whether Roche Bioscience shall (a) exclude such Target from the Research Collaboration and the definition of "Target" or
(b) include such Target in the Research Collaboration. If the Research Management Committee or Roche Bioscience elects to exclude such Target from the Research Collaboration, then each Party may pursue HTS, development and commercialization activities against such Target outside of the Research Collaboration subject to any proprietary rights of the other Party (including its Affiliates) or any Third Party; provided, however, that the Party that did not discover such Target shall not use any information developed during the Research Collaboration with respect to such Target; and provided, further, that the Party discovering such Target may not license it to a Third Party during the Research Term and applicable Tail Period, if any. If Roche bioscience elects to include such Target in the Research Collaboration, then it shall be treated as a Shared Target (as defined below).

     2.3 Shared Targets. Roche sites, other than Roche Bioscience, shall not be prohibited under this Agreement from conducting research directed against a Target included in the Research Collaboration (the "Shared Target") at any time if such research is conducted by such Roche site independently of any Target Information. If Roche Bioscience cannot reasonably demonstrate that a compound directed against a Shared Target was developed by Roche without making use of non-public information developed by Roche Bioscience or Tularik pursuant to the Research Collaboration and relating to the Shared Target, then such Roche compound shall be subject to milestones and royalty payments in accordance with Sections 9.4 and 9.5. All Roche sites shall be free to use such Target Information to the same extent as Roche Bioscience following the conclusion of the Research Term.

     2.4 Target Firewall. Nowithstanding the provisions of Section 13, during the Research Term and the applicable Tail Period, Roche Bioscience shall not disclose any Target Informaiton to any Affiliate, without the prior written approval of Tularik. "Target Information" means information relating to the [*] of Targets, the rationale behind such [ * ], and any other information relating to Targets that is not in the public domain. Roche Bioscience may, however, disclose to (a) the Roche Research Development Board (or its successor committee), and other Roche officers responsible for oversight of Roche Bioscience research activities or financing, the Targets on which it is working and the general status of development of Research Compounds; (b) Roche Global Development (or its successor organization) Target Information for purposes of preparing for the commencement of a Phase III clinical study or the Entry into Portfolio of a Development Compound directed against such Target; and (c) to internal Roche or external patent counsel Target Information for purposes of Patent Management of an Roche Bioscience Invention relating to such Target under
Section 11.3; provided, however, that Roche Bioscience shall not disclose more information than the amount of information that Roche Bioscience discloses for other Roche Bioscience development compounds without the prior written approval of Tularik. Roche Bioscience agrees that the Roche groups receiving such information shall not disclose such information to other Roche sites or to Third Parties. The non-disclosure restrictions in this Section 2.4 shall cease for a particular Target upon the earlier of the commencement of Phase III or the Entry into Portfolio of a Roche Bioscience Compound directed against such Target. Should Tularik acquire Affiliates, a comparable firewall shall be put in place for Tularik at such time.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     2.5  Exclusivity/Third Party Agreements.

          2.5.1 Exclusivity. Neither Tularik (nor any future Affiliates) nor Roche Bioscience shall, during the Research Term and applicable Tail Period, if any, enter into an agreement that grants rights in the Field to a Third Party, without the prior written consent of the other Party, which consent may be withheld in its sole discretion.

          2.5.2  Activities Relating to the Field.  Except as provided in this
Section 2.5, neither Tularik (nor any future Affiliates) nor Roche Bioscience shall, during the Research Term and applicable Tail Period, if any, [ * ].

          2.5.3 Joint Decision-Making Process. If either Party wishes to acquire or use any Third Party Technology or conduct or fund any Independent Research, it shall present such opportunity to the officers designated in
Section 17.2 (the "Officers"). If the Officers wish to include such Third Party Technology or Independent Research in the Research Plan, then the Parties shall mutually agree in writing on the terms under which such Third Party Technology or Independent Research will be incorporated into the Research Collaboration, including a reasonable sharing of the costs thereof; provided, however, that Roche Bioscience shall [ * ]. If a Third Party agreement is relevant to such decision, it shall be disclosed in full to the other Party. Each Party shall be bound by the applicable terms and conditions of any Third Party agreement prior to receiving access to Third Party Technology, including but not limited to any milestones or royalty payments applicable to any compounds or products developed by such Party using such Third Party Technology. The Developing Party shall be responsible for fulfilling all such Third Party financial obligations applicable to Development Compounds in accordance with Section 9.6. Each Party acknowledges that any rights that derive from such Third Party agreements are subject to the terms of such agreements, notwithstanding any provisions of this Agreement. If the Officers do not agree to include such Third Party Technology or Independent Research in the Research Plan on mutually-agreeable terms, then the provisions of Section 2.5.5 shall apply.

          2.5.4 Re-Presentation to Officers. If a Party proposes to acquire Third Party Technology and the Officers do not agree to acquire such Third Party Technology, then either Party may negotiate such an agreement with such Third Party; provided however, that the negotiating Party shall re-present such opportunity to the other Party pursuant to Section 2.5.3 promptly following execution of such Third Party agreement.

          2.5.5 Outside Activities. If the Officers do not agree to include any particular Third Party Technology or Independent Research in the Research Plan on mutually-agreeable terms, then, subject to Section 2.5.4, either Party may conduct or fund such Independent


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Research, or use such Third Party Technology, outside the Research Collaboration (the "Outside Activities"); provided, however, that [ * ]. Should such [ * ] occur, the Party conducting the Outside Activities shall indemnify the other Party for any [ * ]; provided, however, that the other Party takes commercially reasonable steps, if any are possible or practical, to [ * ]; and provided, further, that the other Party permits [ * ]. If a Party conducts or funds Independent Research outside the Research Collaboration, and [ * ], then during the Research Term such Party may not [ * ], except with the prior written consent of the other Party, which consent may be withheld in its sole discretion.

3.   Research Management Committee

     3.1 Formation of Research Management Committee. The Research Collaboration shall be managed by the Research Management Committee comprised of an equal number of members appointed by each of Roche Bioscience and Tularik; provided that the size of the Research Management Committee shall not exceed a total of eight members. Either Party may appoint substitute or replacement members of the Research Management Committee to serve as their representatives. The initial members of the Research Management Committee shall be appointed by the Parties within 30 days following the Effective Date. The Research Management Committee shall have the responsibility and authority to: (a) plan and monitor the research; (b) assign tasks and responsibilities under the Research Plan to Tularik and Roche Bioscience; (c) review and modify the Research Plan as it shall deem appropriate to achieve the Parties' objectives of developing commercially successful Products; and (d) nominate Research Compounds for IND-enabling studies (and designate any such Research Compounds as either Roche Bioscience Compounds or Tularik Compounds prior to the commencement of such studies); provided that the Research Management Committee may not take any action in conflict with the express terms of this Agreement.

     3.2 Meetings of Research Management Committee. The Research Management Committee shall initially meet at least four times per year at locations and times to be determined by the Research Management Committee, with the intent of meeting at alternating locations in South San Francisco, California and Palo Alto, California, with each Party to bear all travel and related costs for its members.

     3.3 Decision-Making Process. All decisions made or actions taken by the Research Management Committee shall be made unanimously by its members with the Tularik members cumulatively having one vote and the Roche Bioscience members cumulatively having one vote. Any disagreement which cannot be resolved by the vote of the Research Management Committee shall be referred to the Officers for resolution under Section 17.2. [ * ]. It is the intent of the Parties to resolve issues relating to the Research Collaboration through the Research Management Committee whenever possible and to refer issues to the Officers only when resolution through the Research Management Committee cannot be achieved.

4.   Conduct of Research


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     4.1 Research Plan. The research shall be conducted in accordance with the initial research plan agreed upon and exchanged by the Parties concurrent with the execution of this Agreement, as such research plan may be amended from time to time in writing by the Research Management Committee (the "Research Plan"). The Research Plan defines the key decision points, timing to key decision points, resource and funding allocation and other details identified by the Research Management Committee. The Research Plan will be reviewed and approved annually by the Research Management Committee to ensure adequate resource and funding allocation to key activities at Tularik and Roche Bioscience [ * ]. If there is a conflict between the provisions of the body of this Agreement and the Research Plan, then the provisions of the body of this Agreement shall govern.

     4.2 Tularik Responsibilities. Tularik shall provide [ * ]. Tularik shall be responsible for [ * ]. Tularik shall [ * ]. Tularik shall conduct [ * ]. Tularik shall [ * ]. Based upon resources, Tularik may [ * ]. Tularik shall conduct [ * ]. Tularik shall be responsible for [ * ]; provided, however, that Tularik shall [ * ].

     4.3 Roche Bioscience Responsibilities. Roche Bioscience may conduct [ * ]. Roche Bioscience (or its Affiliates) shall be responsible for [ * ].

     4.4 Research Efforts. Each Party shall use Scientifically Reasonable and Diligent Efforts to perform the respective responsibilities set forth in Section
4.2 and 4.3 and under the Research Plan; provided that Tularik shall not be required to allocate more than [ * ] FTEs to the Research Collaboration in any year. Except as expressly provided in Section 9.2 or as otherwise agreed from time to time by the Parties, each of Roche Bioscience and Tularik shall bear all of its own expenses incurred in connection with the Research Collaboration.

     4.5 Abandonment. Roche Bioscience shall have the right to abandon one or more of the Pathways if any of the following circumstances occur: [ * ]; provided however, that the occurrence of such circumstances shall not give rise to a right to terminate the Research Collaboration or to reduce the research support below the minimum provided in Section 9.2, provided, further, that the Parties will use best efforts to substitute alternative inflammation targets or pathways for further research, upon the mutual written agreement of both Parties, to fully utilize the funding provided for in Section 9.2.

     4.6 Availability of Resources. Each Party shall maintain laboratories, offices and all other facilities reasonably necessary to carry out the Research Collaboration. Each Party agrees to make its employees and non-employee consultants reasonably available at their respective places of employment to consult with the other Party on issues arising in the course of the Research Collaboration and in connection with any request from any regulatory agency, including, without limitation, regulatory, scientific, technical and clinical testing issues. Representatives of Tularik and Roche Bioscience may, upon reasonable notice and at times reasonably acceptable to the other Party (a) visit the facilities where the Research Collaboration is being conducted; and
(b) consult informally, during such visits and by telephone and electronic mail, with personnel of the other Party performing work on the Research Collaboration.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     4.7 Reports. Each Party shall make summary presentations of research progress at each meeting of the Research Management Committee. Each Party will also communicate informally and through the Research Management Committee to inform the other of research done under the Research Collaboration. Each Party will provide the other with raw data in original form or photocopies thereof for any and all work carried out under the Research Collaboration as reasonably requested by the other Party hereto. To avoid potential conflicts of interest, [ * ]; provided, however, that if the parties cannot agree, [ * ]. To avoid potential conflicts of interest, [ * ].

5.   Compounds and Compound Libraries

     5.1  Research Compound Library.

          5.1.1 During the Research Term. During the Research Term, (a) each Party may use Research Compounds in models compatible with their respective Indications within the Field; (b) all data generated on Research Compounds as part of the Research Collaboration shall be made available to each Party; and
(c) Roche Bioscience and Tularik shall each provide samples of the Research Compounds it has synthesized (e.g. aliquots of Research Compounds) to the other Party at such Party's request.

          5.1.2 During and After the Research Term. During and after the Research Term, (a) a common numbering system shall be maintained for the Research Compounds; (b) each party may use all Research Compounds in any manner such party deems appropriate, subject to Sections 5.2, 5.3, 6.3.2, 6.3.3, and
Article 8; (c) each Party shall, immediately prior to the filing of an IND for a Research Compound outside the Field, disclose such filing, and the research number of such Research Compound for which it is filed, to the other Party [ * ]; (d) the Parties shall cross-license to each other rights to the Research Compounds in accordance with Sections 12.3, 12.4, and 12.5, as applicable.

     5.2 Designation of Development Compounds. During the Research Term, immediately prior to the [ * ] by either Party on any Research Compound or Library Compound that is primarily directed against a Target, such Party shall take such Research Compound or Library Compound to the Research Management Committee for review. The Research Management Committee shall designate such Research Compound or Library Compound as a Roche Bioscience Compound for development by Roche Bioscience or a Tularik Compound for development by Tularik based upon [ * ]. Neither Party may commence such studies on any Research Compound or Library Compound that is primarily directed against a Target until the Research Management Committee has made such designation. If, based on [ * ], a Research Compound is [ * ], the Research Management Committee shall designate such Research Compound as [ * ].

     5.3 [ * ]. Under no circumstances during the term of this Agreement and thereafter, shall the [ * ]. If a Research Compound or Library Compound is designated a Development Compound, or if a Party notifies the other Party that it is [ * ] for a

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Research Compound pursuant to Section 5.1.2 or Section 6.3.3, [ * ]. However, during the Research Term and applicable Tail Period, the other Party shall [ * ].

     5.4 Additional Indication(s). Assignment of an Additional Indication as either a Roche Bioscience Indication or a Tularik Indication shall be negotiated in good faith between the Parties on an as needed basis. Following such negotiation, such Additional Indication shall become a Roche Bioscience Indication or a Tularik Indication, as the case may be; provided, however, that if after such negotiations, the parties cannot agree on the assignment of an Additional Indication, the Chair of the Research Management Committee shall throw a well-balanced United States coin into the air and a representative from Roche Bioscience shall call heads or tails while such coin is in the air. Heads shall mean the side of the coin containing the phrase "In God We Trust." Tails shall mean the side of the coin containing the phrase "E Pluribus Unum." If the coin lands with the side of the coin that the Roche Bioscience representative designated facing up, such Additional Indication shall be designated as a Roche Bioscience Indication. If the coin lands with the side of the coin that the Roche Bioscience representative did not designate facing up, such Additional Indication shall be designated as a Tularik Indication.

     5.5 Roche Bioscience Screening Library. The Roche Bioscience Screening Library is not part of the Research Compound Library, but may, in Roche Bioscience's sole discretion, be used in HTS against the Targets. Except for the Roche Bioscience Screening License, Tularik shall have no rights to compounds originating from the Roche Bioscience Screening Library unless a Library Compound becomes a Development Compound under Section 5.2. Roche Bioscience shall provide structural information on Validated Hits[ * ]. Derivatives made as a result of HTS as part of the Research Collaboration from compounds originating from the Roche Bioscience Screening Library shall be considered part of the Research Compound Library. The Roche Bioscience Screening Library shall be treated as Roche Bioscience's Confidential Information.

     5.6 Tularik Screening Library. The Tularik Screening Library is not part of the Research Compound Library, but may be used in HTS against the Targets. Except for the Tularik Screening License, Roche Bioscience shall have no rights to compounds originating from the Tularik Screening Library unless a Library Compound becomes a Development Compound under Section 5.2. Tularik shall provide structural information to Roche Bioscience on Validated Hits [ * ]. Derivatives made as a result of HTS as part of the Research Collaboration from compounds originating from the Tularik Screening Library shall be considered part of the Research Compound Library. The Tularik Screening Library shall be treated as Tularik's Confidential Information.

6.   Research Term

     6.1 Research Term. The term of the Research Collaboration shall commence on the Effective Date and end on the fifth anniversary of such Effective Date unless it is terminated early in accordance with Section 6.2 or Section 15.2 (the "Research Term").

     6.2  Early Termination of Research Term.

          6.2.1 Third Anniversary. Roche Bioscience may terminate the Research Collaboration effective as of the third anniversary of the Effective Date upon four months' advance written notice if the Research Management Committee decides that (a) the then current Research Plan does not provide opportunities for new Products (i.e. the Pathways have been fully exploited and no opportunities remain within the Field) or (b) Tularik has been unable to meet its obligations as defined in the Research Plan.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          6.2.2  [ * ].

     6.3  Impact of Expiration or Termination.

          6.3.1 Survival. Upon conclusion of the Research Term or applicable Tail Period, if any, all terms and obligations of this Agreement shall remain in full force and effect unless a Development Compound does not exist, in which case this Agreement shall expire in accordance with Article 15.

          6.3.2 Tail Period. Notwithstanding the provisions of Section 6.3.1, if the Research Collaboration terminates pursuant to Section 6.2.1, then for a period of [ * ] months following the end of the Research Term or, if the Research Collaboration continues for five (5) years, for a period of [ * ] months following the end of the Research Term (each period of time, a "Tail Period"), each Parties' use of compounds from any Compound Library in the Field (other than Outside Activities pursuant to Section 2.5) shall be subject to the terms of this Section 6.3.2. Upon initiation of any [ * ] on any such compound that is [ * ] during the applicable Tail Period, the Party developing such compound shall notify the other Party that such studies are to commence and, if such compound is a Research Compound, disclose the research number of such Research Compound. Thereafter, such compound shall be treated as a Development Compound of the notifying Party subject to all terms of this Agreement. If the Research Term terminates early pursuant to Section 15.2, then there shall be no Tail Period for the non-breaching Party and a [ * ] Tail Period for the breaching Party as provided in Sections 15.3.2 and 15.3.3.

          6.3.3 Post Research Term/Tail Period Notifications. At the end of the Research Term or the applicable Tail Period, if any, both Parties are free to use the Research Compound Library within the Field (other than the Development Compounds) without regard to the terms of this Agreement; provided, however, that each Party shall, immediately prior to the filing [ * ] for a Research Compound in the Field, disclose such filing, and the research number of such Research Compound for which it is filed, to the other Party and the other Party shall not, in accordance with Section 5.3, develop the same Research Compound.

          6.3.4 Status Reports. Each Party shall prepare and deliver to the other Party status reports every [ * ] following expiration of the Research Term. Each such status report shall be a summary of progress with respect to the Development Compounds. Status reports shall continue to be prepared and delivered for the longer of (i) the applicable Tail Period or (ii) the period of time that a Party is developing a Development Compound, to enable the Parties to ensure that each Party is discharging the obligations contained in Article 8, [
* ], and to ensure that each Party is otherwise in compliance with this Agreement.

7.   First Right of Negotiation and Right of First Refusal

     7.1 First Right of Negotiation. Under the terms and conditions set forth herein, Roche Bioscience shall have a first right to negotiate with Tularik for an exclusive license,


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

including the right to grant sublicenses, to develop, make, have made, use, offer for sale, sell and import certain compounds or products as described in this Section 7.1 (the "First Right of Negotiation"). Roche Bioscience shall provide written notice to Tularik if Roche Bioscience wishes to exercise a First Right of Negotiation and Tularik shall provide written notice to Roche Bioscience prior to entering into any negotiation in the areas described in this
Section 7.1. During the [ * ] period following any such notice, Roche Bioscience and Tularik shall negotiate in good faith regarding the terms and conditions of such agreement. If Roche Bioscience and Tularik are unable to agree upon mutually acceptable terms for any such agreement by the end of the applicable [
* ] period, Tularik shall be free to grant such rights to a Third Party. The Right of First Negotiation shall expire upon the termination of the Research Term or applicable Tail Period.

          7.1.1 [ * ] Pathways. Roche Bioscience shall have a First Right of Negotiation to collaborate with Tularik to discover compounds [ * ], all as described on Schedule A.

          7.1.2 [ * ] Roche Bioscience shall have the First Right of Negotiation for [ * ].

     7.2  Right of First Refusal.   Under the terms and conditions set forth
herein, Tularik shall grant Roche Bioscience a right of first refusal for an exclusive license, including the right to grant sublicenses, to develop, make, have made, use, offer for sale, sell and import certain compounds or products as described in this Section 7.2 (the "Right of First Refusal"). Tularik shall negotiate exclusively with Roche Bioscience for [ * ] for such licenses prior to Tularik offering such opportunity to any Third Party. If the Parties have not reached agreement by the end of such [ * ] exclusive negotiation period, Tularik may negotiate with Third Parties. When Tularik and such Third Party have reached consensus on the financial terms and general scope of a proposed license agreement, Tularik must offer Roche Bioscience the opportunity to enter into a license agreement with Tularik on the same financial terms and general scope of such proposed license agreement (the "Offer"). Roche Bioscience has [ * ] to unqualifiedly accept or decline such Offer in writing. If Roche Bioscience fails to respond within such time period, it shall be deemed to have declined such Offer. If Roche Bioscience declines the Offer, Tularik has no further obligation to grant such a Right of First Refusal to Roche Bioscience with respect to the license opportunity that Roche Bioscience has declined; provided, however, that if Tularik and any Third Party materially reduce the financial terms that were offered to Roche Bioscience, Tularik must re-offer the new terms to Roche Bioscience. Roche Bioscience has [ * ] to unqualifiedly accept or decline such Offer in writing. If Roche Bioscience fails to respond within such time period, it shall be deemed to have declined such Offer.

          7.2.1 [ * ] Roche Bioscience shall have the Right of First Refusal [ * ]. If Roche Bioscience declines its Right of First Refusal and Tularik [
* ]. This Right of First Refusal shall expire upon the expiration or termination of this Agreement.

          7.2.2 [ * ] Roche Bioscience shall have the Right of First Refusal to collaborate with Tularik to develop [ * ]. This Right of First Refusal shall expire upon the expiration or termination of this Agreement.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          7.2.3 [ * ] Roche Bioscience shall have the Right of First Refusal to collaborate with Tularik to develop [ * ]. This Right of First Refusal shall commence upon the third anniversary of the Effective Date and expire upon the expiration or termination of the Research Term or applicable Tail Period.

8.   Reversion Rights

     8.1 Diligence. The Developing Party shall use Scientifically Reasonable and Diligent Efforts to develop and commercialize Development Compounds into Products; provided, however, that either Party may terminate development of a Development Compound at any time for any reason and, subject to Section 8.4, the Developing Party may elect in its sole discretion whether to market a Product in a given country.

     8.2 Pre-IND. After a compound has been designated as a Development Compound and prior to acceptance of an IND for such Development Compound, if a Developing Party (a) determines to discontinue development of such Development Compound for any reason or (b) fails to [ * ] of such designation, then the other Party shall have the right to designate such Development Compound in writing as its own Development Compound for its own Indications and shall pay the subsequent applicable milestone(s) (if Roche Bioscience is the other Party) and royalties to the former Developing Party at the rates set forth in Sections
9.4 and 9.5. If such Party does not designate such Development Compound in writing as its own Development Compound within [ * ], or if such Party does make such written designation but subsequently determines to discontinue development of such Development Compound for any reason, then such Development Compound shall return to the Compound Library from which it originated (i.e., the Research Compound Library, the Roche Bioscience Screening Library or the Tularik Screening Library, as appropriate).

     8.3 Post-IND/Pre-NDA. After acceptance of an IND for a Development Compound but prior to NDA approval for such Development Compound, if a Developing Party (a) determines to discontinue development of a Development Compound for any reason or (b) fails to [ * ], then the other Party shall have the right to designate such Development Compound in writing as its own Development Compound for its own Indications and shall pay the subsequent applicable milestone(s) (if Roche Bioscience is the other Party) and royalties to the former Developing Party at the rates set forth in Sections 9.4 and 9.5. If such Party does not designate such Development Compound in writing as its own Development Compound within [ * ], or if such Party does make such written designation but subsequently determines to discontinue development of such Development Compound for any reason, then such Development Compound shall return to the Compound Library from which it originated (i.e., the Research Compound Library, the Roche Bioscience Screening Library or the Tularik Screening Library, as appropriate). Any dispute as to whether or not the Developing Party shall have [ * ] shall be resolved in accordance with Section 17.

     8.4 Failure to [ * ] Following approval of an NDA for a Product containing a Development Compound in a Major Market, if Tularik fails to [ * ], Roche Bioscience may, at its


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

option, [ * ] and have the right to [ * ]. If Tularik licenses or sublicenses a Development Compound or Product, this Section 8.4 shall not apply to the licensee or sublicensee.

9.   Payments

     9.1 Technology Access Fee. Within ten (10) calendar days of the Effective Date, Roche Bioscience shall pay Tularik a technology access fee equal to [ * ]. Such technology access fee shall be non-refundable and shall not be credited against royalties payable to Tularik under this Agreement.

     9.2 Research Funding. Roche Bioscience shall provide funding to support Tularik research in the Field during the Research Term in accordance with the Research Plan. During the Research Term, Roche Bioscience shall [ * ] for an aggregate cost of [ * ] per year to support the Research Plan. [ * ].

     9.3 Development Costs. Roche Bioscience or its Affiliates shall be responsible for development costs of Roche Bioscience Compounds in Roche Bioscience Indications. Tularik shall be responsible for development costs of Tularik Compounds in Tularik Indications.

     9.4  Milestones.

          9.4.1 Milestones Payments. Roche Bioscience shall pay Tularik the following amounts within thirty (30) days after each occurrence of the following events. Each payment under this Section 9.4.1 shall be made for, and only for, the first Roche Bioscience Compound directed against each particular Target that achieves such milestone.


    Payment                  Milestone
------------------------------------------------------------------------------

    [ * ]                    [ * ]

    [ * ]                    [ * ]

    [ * ]                    [ * ]

    [ * ]                    [ * ]

    [ * ]                    [ * ]

Roche Bioscience shall notify Tularik of the occurrence of each milestone for each Roche Bioscience Compound. Such milestone payments shall be non-refundable [ * ]. Further milestone payments shall not be paid with respect to any particular Roche Bioscience Compound if it [ * ]. If a Roche Bioscience Compound is developed for additional Roche Bioscience Indications, [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          9.4.2 Additional Clinical Milestones. If Roche Bioscience develops another Roche Bioscience Compound directed against the same Target for which all milestones under Section 9.4.1 have previously been paid, and such new Roche Bioscience Compound is being developed for a different Roche Bioscience Indication than the original Roche Bioscience Compound for which Roche Bioscience has previously paid the milestones, then Roche Bioscience shall [ * ].

       Payment                Additional Clinical Milestone
--------------------------------------------------------------------------

       [ * ]                          [ * ]

       [ * ]                          [ * ]

[ * ].    9.4.3  No Milestone Payments by Tularik.  Tularik shall not be obligated to make any milestone payments to Roche Bioscience.

     9.5  Royalties.

          9.5.1 Reciprocal Royalties. The Developing Party shall owe the other Party the following royalties based on the Net Sales of each Product during the Royalty Term.

     Royalty Rate             Net Sales
--------------------------------------------------------------------------

       [ * ]                    [ * ]

       [ * ]                    [ * ]

       [ * ]                    [ * ]

       [ * ]                    [ * ]

          9.5.2 Royalty Reduction. If the Developing Party is required to pay royalties to a Third Party to avoid infringing Third Party patent rights [ * ], then the royalties due to the other Party in any calendar quarter shall be reduced by [ * ] percent [ * ] of the amount of such Third Party royalties in such calendar quarter, provided that in no calendar quarter shall the other Party receive less than the minimum royalty rates set forth in the chart below by reason of this Section 9.5.2.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     Minimum Royalty Rate  Net Sales
--------------------------------------------------------------

     [ * ]                 [ * ]

     [ * ]                 [ * ]

     [ * ]                 [ * ]

     [ * ]                 [ * ]

          9.5.3 Further Reduction in Minimum Royalties. If the aggregate Third Party royalties the Developing Party is required to pay to Third Parties to [ * ], including but not limited to Third Party royalties described in Section 9.5.2 and royalties due to the other Party under Sections 9.5.1 or 9.5.2, exceed an aggregate of [ * ] of Net Sales of the Product in any calendar year, then the last two minimum royalty rates set forth in Section 9.5.2 shall be further reduced as follows. [ * ].

          9.5.4 [ * ] If Tularik licenses or sublicenses a Research Compound to a Third Party to commercialize such [ * ], then Tularik shall pay Roche Bioscience royalties of [ * ] of the minimum royalty rates set forth in the table in Section 9.5.2, as adjusted pursuant to Section 9.5.5, on Net Sales of such Research Compound determined as if such product was a Product, including the provisions of Article 10.

          9.5.5 No Patent Protection. If a Product is not Covered by a Valid Claim of a Patent and there is Substantial Competition in a country with respect to such Product in a calendar year, each Royalty Rate, including each Minimum Royalty Rate, shall be reduced for Net Sales in such country by [ * ].

     9.6 Third Party Agreements. The Developing Party shall be responsible for fulfilling all Third Party obligations, including but not limited to financial obligations, arising with respect to the development and commercialization of Development Compounds under agreements either Party has with Third Parties, including but not limited to agreements for [ * ], subject to Sections 9.5.2 and 9.5.3; provided, however, that such Third Party agreement has been approved by the Officers in accordance with Section 2.5.

10.  Records; Audits; and Reports

     10.1 Records. During the term of this Agreement and for a period of Two years thereafter, the Developing Party shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit the other Party (the "Royalty Receiving Party") to confirm the accuracy of all payments due hereunder.

     10.2 Audit


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          10.2.1 Independent Audit by Developing Party's Auditors. During the term of this Agreement and for a period of two years thereafter, the Developing Party shall keep complete and accurate records pertaining to the sale or other disposition of Products in sufficient detail to permit the Royalty Receiving Party to confirm the accuracy of all payments due hereunder. Upon the request of the Royalty Receiving Party, the Developing Party shall, at its own expense, instruct its independent accounting firm to perform, during the Developing Party's annual audit, such additional auditing and accounting procedures as are necessary to enable such accounting firm to confirm to the Royalty Receiving Party the correctness of (a) the amounts stated in any reports provided by the Developing Party to Royalty Receiving Party and (b) to the extent specifically and reasonably requested, in a timely manner, by an independent accounting or audit specialty firm designated by the Royalty Receiving Party, other relevant details pertaining to the sale of other disposition of Products and of the royalty and other amounts payable or receivable under this Agreement, including the relevant details of Adjusted Gross Sales and Net Sales; such additional accounting and auditing procedures need only to be performed for countries specifically requested by the Royalty Receiving Party.

          10.2.2 Independent Audit by Royalty Receiving Party's Auditors. Notwithstanding the foregoing, if (a) the Royalty Receiving Party believes that an additional audit is appropriate after reviewing the information received from the Developing Party's independent accounting firm, (b) the Developing Party elects not to have its independent auditors prepare such an audit report for the Royalty Receiving Party, or (c) a Royalty Receiving Party believes in good faith that inaccuracies in the reporting have occurred, the Royalty Receiving Party shall have the right to cause an independent, major certified public accountant firm reasonably acceptable to the Developing Party to audit such records to confirm the Developing Party's Net Sales for the preceding three years. Any information obtained during such audit shall be treated as Confidential Information of the Developing Party. Such audits may be exercised during normal business hours once a year upon at least thirty (30) working days' prior written notice to the Developing Party. The Royalty Receiving Party shall bear the full cost of such audit unless such audit discloses a variance of more than [ * ] from the amount of the Net Sales reported by the Developing Party for such audited period. In such case, the Developing Party shall bear the full cost of such audit. The terms of this Section 10.2 shall survive any termination or expiration of this Agreement for a period of two years.

     10.3 Payment; Reports. All royalty payments due to either Party under this Agreement shall be paid within [ * ] of the end of each calendar quarter, unless otherwise specifically provided herein. Each payment of royalties shall be accompanied by a report of Net Sales in sufficient detail to permit confirmation of the accuracy of the royalty payment made.

     10.4 Exchange Rate. Royalty payments and reports for the sale of Products shall be calculated and reported for each calendar quarter. With respect to each quarter, for countries other than the United States, whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be made as follows:


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          10.4.1 Roche Exchange Rate. When calculating the Adjusted Gross Sales for Roche, the amount of such sales in foreign currencies shall be converted into Swiss Francs as computed in the central Roche's Swiss Francs Sales Statistics for the countries concerned, using the average monthly rate of exchange at the time for such currencies as retrieved from the Reuters System. When calculating the royalties on Net Sales for Roche, such conversion shall be at the average rate of the Swiss Franc to the United States dollar as retrieved from the Reuters System for the applicable calendar quarter.

          10.4.2 Tularik Exchange Rate. When calculating the Adjusted Gross Sales for Tularik, the amount of such sales in foreign currencies shall be converted into United States dollars for the countries concerned, using the average monthly rate of exchange for such currencies as retrieved from the Reuters System or such other exchange mechanism as Roche Bioscience shall approve, which approval shall not be unreasonably withheld or delayed.

     10.5 Manner and Place of Payment. All payments owed under this Agreement shall be made by wire transfer, unless otherwise specified by the receiving Party.

     10.6 Late Payments. In the event that any payment, including royalty, milestone and research payments, due hereunder is not made when due, the payment shall accrue interest from the date due until the date paid at the rate of [ * ] per month; provided that in no event shall such rate exceed the maximum legal annual interest rate. The payment of such interest shall not limit any Party from exercising any other rights it may have as a consequence of the lateness of any payment.

     10.7 Taxes. All turnover and other taxes levied on account of the royalties and other payments accruing to each Party under this Agreement shall be paid by the Party receiving such royalty or other payment for its own account, including taxes levied on income of the Royalty Receiving Party. If provision is made in law or regulation for withholding, such tax shall be deducted from the royalty or other payment made by the Party making such payment to the proper taxing authority and a receipt of payment of the tax secured and promptly delivered to the Royalty Receiving Party. Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

11.  Patent Rights and Infringement

     11.1 Ownership and Inventorship. Any Invention that is made (a) solely by one or more representatives of Tularik shall be owned solely by Tularik (a "Tularik Invention"); (b) solely by one or more representatives of Roche Bioscience shall be owned solely by Roche Bioscience (a "Roche Bioscience Invention"); and (c) jointly by one or more representatives of Tularik and one or more representatives of Roche Bioscience shall be owned jointly by Tularik and Roche Bioscience (a "Joint Invention"). Determination of inventorship shall be made in accordance with the patent laws of the United States of America. If the parties cannot agree on inventorship, determination of inventorship shall be made by mutually agreed upon patent counsel in accordance with the patent laws of the United States of America.

     11.2 Disclosure. As soon as an Inventing Party determines that an Invention may have been made, it shall promptly inform the other Party in writing and then provide a summary of the possible Invention as soon as possible and in no event no later than the date of filing a priority patent application for the Invention.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     11.3 Patent Management.

          11.3.1 Filing Party. Only one Party shall be responsible for the preparation, filing, prosecution, and maintenance (the "Patent Management") of a Patent (the "Filing Party"), subject to the provisions of Section 11.3.2. The Inventing Party shall be initially responsible for the Patent Management of any Patent Covering an Invention; provided however, that when the Research Management Committee designates the first Research Compound claimed within such Patent as a Development Compound and the Developing Party is not the Inventing Party, responsibility for the Patent Management of such Patent shall be transferred to the Developing Party. With respect to Joint Patents, the Research Management Committee shall initially allocate responsibility for Patent Management in accordance with the relative inventive contributions of the Parties, with Patent Management responsibility being transferred as described above if and when a compound Covered in the Joint Patent is designated as a Development Compound. Subject to Section 11.4, once Patent Management is transferred as described above, Patent Management shall remain the responsibility of the Developing Party, subject to Section 11.3.2, even if the other Party begins to develop a related compound Covered in the Patent. If a Party begins development of a Research Compound pursuant to Section 5.1.2 or
6.3.3 and such Party is not the Inventing Party, the Inventing Party shall transfer responsibility for Patent Management for such Patent to the Party developing such Research Compound; [ * ]. In the event of any disagreement concerning any Joint Patent, the matter shall be resolved in accordance with
Section 17.2.

          11.3.2 Review Procedures. The Filing Party shall provide the other Party with drafts of any patent application directed to an Invention (the "Application") prior to filing the Application, with a request for review within a certain time period. The Filing Party shall endeavor to allow at least [ * ] but a minimum of [ * ] for review and comment by the other Party. The Filing Party shall endeavor in good faith to incorporate such comments, particularly if the other Party is developing a compound that may be Covered in such Patent. If the other Party fails to respond within the time period specified by the Filing Party (which shall be at least [ * ], the Filing Party shall not be obligated to delay the filing of such Application. In addition, the Filing Party shall promptly provide the other Party with copies of all substantive communications to and from the United States or any foreign patent office regarding such patent applications and resulting patents, allowing at least [ * ] for review and comment by the other Party prior to the due date for the response to the patent office. Each Party shall maintain any information received from the other Party relating to a Patent as Confidential Information of the other Party.

     11.4 Reversion. If (a) a Development Compound for which an Application has been filed is returned to the Research Compound Library and the other Party is either developing a related compound or elects to develop such Research Compound pursuant to Section 8.2 or 8.3, or (b) the Filing Party elects upon prior written notice to the other Party (given at least ninety (90) days prior to any relevant deadline) to (i) discontinue prosecution or maintenance or (ii) not to file or conduct any further activities (including conducting any interferences, re-examinations, reissues, or oppositions) with respect to an Application or a Patent, then the Filing Party shall


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

offer to transfer such Application or Patent to the other Party, who may, at its sole discretion, accept such transfer.

     11.5 Patent Costs. Except for Patents Covering Research Compounds, [ * ] shall be responsible for all Patent Costs for the Patent Rights [ * ]. All Patent Costs for the Joint Patents shall be divided equally between the Parties, [ * ]. The Party developing a Research Compound shall pay the Patent Costs for Patents Covering such Research Compound; provided, however, that if both Parties are developing compounds claimed in such Patent, then the Patent Costs shall be divided equally between the Parties.

     11.6 Non-Patentable Technology. All non-patentable information and materials generated or developed in the course of the Research Collaboration solely by one or more representatives of Roche Bioscience shall be owned solely by Roche Bioscience. All non-patentable information and materials generated or developed in the course of the Research Collaboration solely by one or more representatives of Tularik shall be owned solely by Tularik. All non-patentable information and materials generated or developed in the course of the Research Collaboration by one or more representatives of both Roche Bioscience and Tularik shall be owned jointly by Roche Bioscience and Tularik.

     11.7 Foreign Patent Filings. For a given priority Application, the Filing Party shall provide to the other Party no later than [ * ] after its filing date in the United States, a list of countries in which it intends to perform corresponding foreign filing. Upon written request by the other Party, the Filing Party shall file and prosecute the Application in all other additional countries requested by the other Party at the sole expense of the other Party (out-of-pocket expenses only).

     11.8 Cooperation of the Parties. Each Party agrees to cooperate fully in the Patent Management of any Patent Rights under this Agreement. Such cooperation includes, but is not limited to: (a) turning over to the Party to whom responsibility for Patent Management has been transferred, all files, papers and documents relating to such transferred Patent; (b) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of Patent Rights set forth in Section 11.1 and to enable the other Party to apply for and to prosecute Applications in any country; and (c) promptly informing the other Party of any matters coming to such Party's attention that may affect the Patent Management of any such Application.

     11.9 Infringement by Third Parties. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement by a Third Party of any Tularik Patent, Roche Bioscience Patent or Joint Patent of which they become aware and provide the other Party with all evidence in its possession supporting said infringement. The Parties agree to cooperate in taking commercially reasonable legal actions to protect the commercial interests of the Parties in the Research Collaboration, Research Compounds, Development Compounds or a Product against infringement by Third Parties. The Party having responsibility for Patent Management shall take the lead in any such action.
If, within [ * ] following learning of the infringement by a Third Party, such Party fails to take commercially reasonable action against the Third Party to


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

halt such alleged infringement, the other Party shall, in its sole discretion, have the right to take such action in such country as it deems warranted in its own name and/or in the name of the other Party; the Party maintaining such action shall be responsible for [ * ] and shall be entitled to receive [ * ]. If more than one Party wishes to participate in taking action to protect the commercial interests of the Parties in the Product against infringement, then an authorized representative of each Party shall control such action; the costs of maintaining such action shall be [ * ], and the damages recovered from such action for the past infringement shall be [ * ]. Each Party shall render such reasonable assistance as the prosecuting Party may request.

     11.10 Third Party Patent Rights. Each Party shall promptly notify the other if it receives any notice that activities involving the Research Collaboration or the development or commercialization of Development Compounds allegedly infringe a Third Party's proprietary rights. The Parties shall consult concerning the action(s) to be taken. The Developing Party shall have the sole right and responsibility for addressing such alleged infringement regarding Development Compounds, and bearing the cost thereof, subject to Sections 9.5.2 and 9.5.3.

12.  Licenses and Other Commercial Rights

     12.1   Tularik Background Patent Rights

            12.1.1 Research License. Tularik hereby grants Roche Bioscience a non-exclusive, worldwide license (without the right to sublicense) under Tularik Background Patent Rights to conduct research during the Research Term and the applicable Tail Period in accordance with the Research Plan.

            12.1.2 Non-Infringement. Tularik shall not claim at any time that clinical development and/or commercialization (including but not limited to making, having made, using, offering to sell, and selling) of any compound by Roche Bioscience (or its Affiliates, licensees or sublicensees), infringes a Tularik Background Patent Right, or any associated foreign patent, if the invention claimed in such Tularik Background Patent Right, or any associated foreign patent, was practiced by Roche Bioscience (or, with Tularik's written consent, an Affiliate or Third Party) in the discovery and development of that compound only in accordance with the license set forth in Section 12.1.1 above. The Parties acknowledge that it is uncertain as to whether Tularik would be legally entitled under the patent laws to make any such claim, but wish to confirm their agreement that this provision shall apply whether or not any such claim could legally be made.

     12.2   Screening Licenses

            12.2.1 Tularik Screening Library. Subject to Section 5.6, Tularik hereby grants to Roche Bioscience a non-exclusive, royalty-bearing (in accordance with Section 9.5) license to use the Tularik Screening Library solely for HTS and confirmation of "hits" during the Research Term in accordance with the Research Plan (the "Tularik Screening License").

            12.2.2 Roche Bioscience Screening Library. Subject to Section 5.5, Roche Bioscience hereby grants to Tularik a non-exclusive, royalty-bearing (in accordance with Section 9.5) license to use those compounds in the Roche Bioscience Screening Library to which Roche Bioscience permits Tularik access in Roche Bioscience's sole discretion, which license is solely for HTS and confirmation of "hits" during the Research Term in accordance with the Research Plan (the "Roche Bioscience Screening License").

     12.3 Tularik Patents. Tularik hereby grants Roche Bioscience (and its Affiliates in accordance with Section 2.4), a sole and exclusive, worldwide, royalty-bearing (in accordance with Section 9.5) license (with the right to sublicense, subject to Section 2.4) under Tularik


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Patents and under Tularik's interest in any Joint Patents (and if the Product is from the Tularik Screening Library, any other Tularik Patent Rights claiming such Library Compound) to develop, make, have made, use, offer to sell, sell or import Products incorporating Roche Bioscience Compounds for the treatment of Roche Bioscience Indications during the term of this Agreement.

     12.4 Roche Bioscience Patents. Roche Bioscience hereby grants Tularik a sole and exclusive, worldwide, royalty-bearing (in accordance with Section 9.5) license (with the right to sublicense, subject to Section 2.4, if applicable) under Roche Bioscience Patents and under Roche Bioscience's interest in any Joint Patents (and if the Product is from the Roche Bioscience Screening Library, any other Roche Bioscience Patent Rights claiming such Library Compound) to develop, make, have made, use, offer to sell, sell or import Products incorporating Tularik Compounds for the treatment of Tularik Indications during the term of this Agreement.

     12.5 Cross-License to Research Compounds. Each Party hereby grants to the other Party a non-exclusive, worldwide, royalty-free license, with the right to sublicense, under any composition of matter claims in a Tularik Patent or Roche Bioscience Patent claiming any Research Compound, to develop, make, have made, use, offer to sell, sell or import any Research Compound Covered by such claims, subject to the terms of Sections 5.1.2, 5.3, and 6.3.3, except to the extent that such Research Compounds are already licensed under Section 12.3 or Section 12.4, as applicable.

     12.6   [ * ] Products.

            12.6.1 [ * ] Products. Except as set forth herein, neither Party may develop, make and commercialize a [ * ] product for a Development Compound. If a Developing Party wishes to develop, make and commercialize a [ * ] product that the Developing Party believes necessary to [ * ], then the Developing Party shall contact the other Party and the Parties shall negotiate an agreement providing compensation to the other Party on terms that are commercially reasonable in the [ * ], as mutually agreed; provided, however, that if such [ * ] product is being sold at or below the Developing Party's fully-allocated cost, then such rights shall be royalty-free for so long as such products are being sold at or below the Developing Party's fully-allocated cost.

            12.6.2 Other [ * ] Products. Tularik has the exclusive right to develop, make and commercialize diagnostic products based upon the [ * ] but, during the term of this Agreement, Roche Bioscience has the exclusive option to acquire any or all of such rights [ * ].

     12.7 Other Technologies. Subject to the provisions of this Section 12.7 and Section 7.2, Tularik shall have the exclusive right to develop, make and commercialize therapeutic products incorporating agents that are directed against Targets but are not [ * ]. For the first [ * ] of the Research Term, Roche Bioscience shall have the exclusive right to enter into an agreement with Tularik to develop [ * ].


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

     12.8 Covenant of Non-Use. Neither Party shall practice the Patent Rights and/or non-patentable information and materials of the other Party other than as expressly licensed under this Article 12.

13.  Confidentiality

     13.1 Nondisclosure. During the term of this Agreement and for a period of five (5) years after termination hereof, neither Party shall disclose any Confidential Information received from the other Party to any Third Party, or use any such Confidential Information for any purpose other than accomplishing the purposes of this Agreement, except as expressly authorized by this Agreement or as required by any regulatory agency or by any governmental rule, regulation, law or court order. Each Party may disclose such Confidential Information to its Affiliates (except as otherwise provided in Section 2.4), employees, agents, consultants, collaborators, and other representatives with a need to know such Confidential Information for such authorized purposes. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of such Confidential Information. At such time as a Party is no longer licensed under
Article 12 to use certain Confidential Information, such Party shall return to the other Party promptly upon request any tangible embodiment of such Confidential Information provided by the other Party; provided, however, that one copy shall be kept by the receiver Party's legal department for purposes of interpreting this Agreement.

     13.2 Exceptions. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

            13.2.1 is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

            13.2.2 is known by the receiving Party at the time of receiving such information, as evidenced by its records;

            13.2.3 is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

            13.2.4 is independently developed by the receiving Party without the aid, application or use of Confidential Information; or

            13.2.5 is the subject of a written permission to disclose provided by the disclosing Party.

     13.3 Publications. Each Party to this Agreement recognizes that the publication of papers regarding results of the Research Collaboration, including oral presentations and abstracts, may be beneficial to both Parties provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information regarding results of the HTS or other information regarding the Research Compounds included in any foreign patent application


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

until such foreign patent application has been published. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party regarding results of the Research Collaboration hereunder, including oral presentations and abstracts, which utilizes data generated from the Research Collaboration and/or includes Confidential Information of the other Party. Before any such paper is submitted for publication, the Party proposing publication shall deliver a complete copy to the other Party at least [ * ] prior to submitting the paper to a publisher. The receiving Party shall review any such paper and give its comments to the publishing Party within [ * ] of the delivery of such paper to the receiving Party. With respect to oral presentation materials, the Parties shall make reasonable efforts to expedite review of such materials, and shall return such items as soon as practicable to the disclosing Party with appropriate comments, if any, but in no event later than [ * ] from the date of delivery to the receiving Party. The disclosing Party shall comply with the other Party's request to delete references to such other Party's Confidential Information in any such paper and agrees to withhold publication of same for an additional
[ * ] in order to permit the Parties to obtain patent protection, if either of the Parties deem it necessary, in accordance with the terms of this Agreement. If there is a dispute regarding publications, such dispute shall be resolved by the Research Management Committee or if the Research Management Committee has been dissolved, by the Officers in accordance with Section 17.2.

14.  Representations, Warranties and Covenants

     14.1 Corporate Power. Each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

     14.2 Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

     14.3 Binding Agreement. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

     14.4 Disclaimer of Warranties. Neither Party guarantees the safety or usefulness of any Target, Research Compound or Product. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY NATURE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     14.5 Mutual Indemnification. Each Party hereby agrees to save, defend and hold the other Party and its officers, directors, employees, consultants and agents harmless from and against any and all liabilities, expenses and losses, including reasonable legal expense and


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

attorneys' fees ("Losses") incurred as a result of Third Party suits, claims, actions, or demands of personal injury or death resulting from the manufacture, development, use, handling, storage, sale or other disposition of Products by such Party, its Affiliates or sublicensees except to the extent such Losses result from the [ * ] of the Party claiming a right of indemnification under this Section 14.5. In the event either Party seeks indemnification under this
Section 14.5, it shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the other Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested (at the expense of the other Party) in the defense of the claim.

15.  Term and Termination

     15.1 Term. The term of this Agreement shall begin on the Effective Date and terminate at (a) the end of the Research Term (or the applicable Tail Period, if any), if no Development Compound exists at the end of the Research Term (or the applicable Tail Period, if any), or (b) so long as there is at least one Development Compound being developed or commercialized hereunder, at the end of the Royalty Term for the last Development Compound in the country with the last to expire royalty obligation, unless terminated earlier in accordance with the provisions of Section 15.2.

     15.2 Termination for Cause. Either Party may terminate this Agreement upon [ * ] written notice upon the occurrence of any of the following:

            15.2.1 Upon or after the bankruptcy, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes of reconstruction or amalgamation); or

            15.2.2 Upon or after the material breach of this Agreement by the other Party if the breaching Party has not cured such breach within the [ * ] following written notice of such termination by the other Party.

     15.3   Effect of Expiration or Termination.

            15.3.1 Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as otherwise specifically set forth in this Section 15 or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 2.3,
2.5.5 (but only the mutual indemnification provisions contained therein), 5.1.2, 5.3, 6.3.3, 6.3.4, 9.4, 9.5, 12.1.2, 12.5, 12.6, 12.7, 12.8, 14.4, 14.5, and
15.3, and Articles 10, 11,13,16, and 17, shall survive termination or expiration of this Agreement.

            15.3.2 Without limiting any remedies otherwise available to Roche Bioscience, if Roche Bioscience terminates this Agreement for cause pursuant to
Section 15.2 (a) the license set forth in Section 12.3 shall continue for so long as Roche Bioscience continues to pay to Tularik the milestone payments and royalty payments as due in accordance with Sections 9.4 and 9.5; (b) if the Agreement terminates during the Research Term, the Tail Period shall apply to Tularik (but not Roche Bioscience) for six months following such termination;
(c) the Rights of


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

First Refusal set forth in Section 7.2 shall survive; and (d) any and all claims and payment obligations that accrued prior to the date of such termination or expiration shall survive such termination.

            15.3.3 Without limiting any remedies otherwise available to Tularik, if Tularik terminates this Agreement for cause pursuant to Section 15.2, (a) the license set forth in Section 12.4 shall continue for so long as Tularik continues to pay to Roche Bioscience the royalty payments as due in accordance with Section 9.5; (b) if the Agreement terminates during the Research Term, the Tail Period shall apply to Roche Bioscience (but not Tularik) for six months following such termination; and (c) any and all claims and payment obligations that accrued prior to the date of such termination or expiration shall survive such termination.

16.  Publicity

     16.1 Publicity Review. Roche Bioscience and Tularik shall jointly discuss and agree, based on the principles of Section 16.2, on any statement to the public regarding the execution and the subject matter of this Agreement or any other aspect of this Agreement, except with respect to disclosures required by law or regulation. Within fifteen (15) days following the Effective Date, the Parties shall issue a joint press release. Except with respect to information disclosed in the joint press release, neither Party shall (a) disclose the material terms of this Agreement, or (b) use the name of the other Party, in any public statement, prospectus, annual report, or press release without the prior written approval of the other Party, which may not be unreasonably withheld or delayed, provided, however, that both parties shall endeavor in good faith to give the other Party a minimum of five business days to review such press release, prospectus, annual report, or other public statement; provided, further, that either Party may (a) disclose the material terms of this Agreement or (b) use the name of the other party in any public statement, prospectus, annual report, or press release without the prior written approval of the other Party, if such Party is advised by counsel that such disclosure is required to comply with applicable law.

     16.2 Standards. In the discussion and agreement referred to in Section 16.1, the principles observed by Roche Bioscience and Tularik will be accuracy, the requirements for confidentiality under Section 13, [ * ], the requirements of disclosure under any securities laws or regulations of the United States, including those associated with public offerings, and the standards and customs in the pharmaceutical industry for such disclosures by companies comparable to Roche Bioscience and Tularik.

17.  Dispute Resolution

     17.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder or thereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

agree to follow the procedures set forth in this Section 17 if and when a dispute arises under this Agreement between the Parties.

     17.2 Dispute Resolution Procedures. If the Parties cannot resolve the dispute within [ * ] of formal request by either Party to the other, any Party may, by written notice to the other, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within [ * ] after such notice is received. Said designated officers are as follows:

     For Roche Bioscience:  Head of Applicable Business Unit

     For Tularik:           Chief Executive Officer

     17.3 Arbitration. Any such dispute arising out of or relating to this Agreement which is not resolved between the Parties or the designated officers of the Parties pursuant to the foregoing shall be resolved by final and binding arbitration conducted in Palo Alto, California under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") at the request of either Party; provided, however, that depositions shall be permitted as follows: each Party may take no more than three depositions with a maximum of six hours of examination time per deposition, and each such deposition shall take place in Palo Alto, California, unless otherwise agreed by the Parties. The arbitration shall be conducted by one arbitrator who is knowledgeable in the subject matter which is at issue in the dispute and who is selected by mutual agreement of the Parties or, failing such agreement, shall be selected according to the AAA rules. In conducting the arbitration, the arbitrator shall apply the California Evidence Code, and shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a preliminary injunction, a permanent injunction, or replevin of property. The arbitrator shall also be able to award actual or general damages, but shall not award any other form of damage (e.g., consequential, punitive damages). The Parties shall [ * ] the arbitrator's fees and expenses pending the resolution of the arbitration unless the arbitrator, pursuant to its right but not its obligations, requires the non-prevailing Party to [ * ] the costs of the prevailing Party. The decision of the arbitrator shall be final and may be sued on or enforced by the Party in whose favor it runs in any court of competent jurisdiction at the option of such Party. This Agreement shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed within such state.

18.  Assignment and Delegation

     18.1 Third Parties. Neither Party may assign or delegate any or all of its rights or obligations under this Agreement to any Third Party without the prior written permission of the other Party, except pursuant to Section 18.3.

     18.2 Affiliates. Neither Party may assign or delegate any or all of its rights or obligations under Sections 12.1 and 12.2, or Articles 2, 3, 4, 5 (except for Section 5.1.2), 6, and 13 without the prior written consent of the other Party which may not be unreasonably withheld


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or delayed. Except as set forth in the previous sentence, either Party may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate; [ * ].

     18.3 Merger. Either Party may also assign all of its rights or obligations under this Agreement (but not a portion thereof) in connection with the sale of all or substantially all of its assets relating to the subject matter hereof, or may otherwise assign all of its rights or obligations under this Agreement (but not a portion thereof) with the prior written consent of the other Party. This Agreement shall survive any merger of either Party with or into another Party and no consent for a merger or similar reorganization shall be required hereunder; provided, that in the event of such merger or in the event of a sale of all assets, no intellectual property rights of the acquiring corporation shall be included in the technology licensed hereunder.

     18.4 Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that any such permitted assignment or delegation shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. Any assignment not in accordance with this Agreement shall be void.

19.  Additional Terms

     19.1 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, fire, explosion, flood, strike, lockout, embargo, act of God, or any other similar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

     19.2 Notices. Any notices or communications provided for in this Agreement to be made by either of the Parties to the other shall be in writing, in English, and shall be made by prepaid air mail with return receipt addressed to the other at its address set forth below. Any such notice or communication may also be given by hand, or facsimile to the appropriate designation. Either Party may by like notice specify an address to which notices and communications shall thereafter be sent. Notices sent by mail, facsimile or cable shall be effective upon receipt and notices given by hand shall be effective when delivered.

     If to Tularik:

          Tularik Inc.
          Two Corporate Drive
          South San Francisco, CA 94080
          Fax: (415) 829-4303
          Attention: President

     If to Roche Bioscience


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

          Roche Bioscience
          3401 Hillview Avenue
          Palo Alto, CA 94304
          Fax:  (415) 852-2595
          Attention: President

     with a copy to

          Roche Bioscience
          3401 Hillview Avenue
          Palo Alto, CA 94304
          Fax:  (415) 852-1338
          Attention: Legal Affairs

     19.3 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     19.4 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

     19.5 Independent Contractors. It is expressly agreed that Tularik and Roche Bioscience shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither Tularik nor Roche Bioscience shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written authorization of such other Party to do so.

     19.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     19.7 Entire Agreement. This Agreement sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understanding between the Parties, including the Confidentiality Agreement dated December 18, 1996. Information disclosed under


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

the Confidentiality Agreement shall be treated as "Confidential Information" of the disclosing Party subject to this Agreement. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

     In Witness Whereof, the Parties have executed this Agreement in duplicate originals by their proper officers as of the date and year first above written.


Syntex (U.S.A.) Inc.,                   Tularik Inc.
through its Roche Bioscience division


By:  /s/  James N. Woody                By:  /s/ David V. Goeddel
   -------------------------               -----------------------------
  James N. Woody, M.D., Ph.D.              David V. Goeddel, Ph.D.
  President                                President and Chief Executive Officer
  Syntex (U.S.A.) Inc.                     Tularik Inc.


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                  Schedule A

     [ * ]                        [ * ]

     [ * ]                        [ * ]

     [ * ]                        [ * ]

     [ * ]                        [ * ]

     [ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                   Schedule B

          TULARIK BACKGROUND PATENT RIGHTS AND EXISTING THIRD PARTY
                                  AGREEMENTS


[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]

[ * ]



[ * ]


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                 Research Collaboration and License Agreement

                                    between

                               Roche Bioscience

                                      and

                                  Tularik Inc.




                                  July 8, 1997


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                 Page
                                                                 ----
                               TABLE OF CONTENTS

1.      Definitions..............................................   1
2.      Research Collaboration...................................   7
2.1     Scope of Research Collaboration..........................   7
2.2     New Targets..............................................   8
2.3     [ * ]....................................................   8
2.4     [ * ]....................................................   8
2.5     Exclusivity/Third Party Agreements.......................   9
2.5.1   Exclusivity..............................................   9
2.5.2   Activities Relating to the Field.........................   9
2.5.3   Joint Decision-Making Process............................   9
2.5.4   Re-Presentation to Officers..............................  10
2.5.5   Outside Activities.......................................  10
3.      Research Management Committee............................  10
3.1     Formation of Research Management Committee...............  10
3.2     Meetings of Research Management Committee................  11
3.3     Decision-Making Process..................................  11
4.      Conduct of Research......................................  11
4.1     Research Plan............................................  11
4.2     Tularik Responsibilities.................................  11
4.3     Roche Bioscience Responsibilities........................  12
4.4     Research Efforts.........................................  12
4.5     Abandonment..............................................  12
4.6     Availability of Resources................................  13
4.7     Reports..................................................  13
5.      Compounds and Compound Libraries.........................  13
5.1     Research Compound Library................................  13
5.1.1   During the Research Term.................................  13
5.1.2   During and After the Research Term.......................  13
5.2     Designation of Development Compounds.....................  14


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                 Page
                                                                 ----
5.3     [ * ]....................................................  14
5.4     Additional Indication(s).................................  14
5.5     Roche Bioscience Screening Library.......................  15
5.6     Tularik Screening Library................................  15
6.      Research Term............................................  15
6.1     Research Term............................................  15
6.2     Early Termination of Research Term.......................  15
6.2.1   Third Anniversary........................................  15
6.2.2   [ * ]....................................................  15
6.3     Impact of Expiration or Termination......................  16
6.3.1   Survival.................................................  16
6.3.2   Tail Period..............................................  16
6.3.3   Post Research Term/Tail Period Notifications.............  16
6.3.4   Status Reports...........................................  16
7.      First Right of Negotiation and Right of First Refusal....  17
7.1     First Right of Negotiation...............................  17
7.1.1   [ * ]....................................................  17
7.1.2   [ * ]....................................................  17
7.2     Right of First Refusal...................................  17
7.2.1   [ * ]....................................................  18
7.2.2   [ * ]....................................................  18
7.2.3   [ * ]....................................................  18
8.      Reversion Rights.........................................  18
8.1     Diligence................................................  18
8.2     Pre-IND..................................................  18
8.3     Post-IND/Pre-NDA.........................................  19
8.4     Failure to [ * ].........................................  19
9.      Payments.................................................  19
9.1     Technology Access Fee....................................  19
9.2     Research Funding.........................................  19
9.3     Development Costs........................................  20


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                 Page
                                                                 ----
9.4     Milestones...............................................  20
9.4.1   Milestones Payments......................................  20
9.4.2   Additional Clinical Milestones...........................  21
9.4.3   No Milestone Payments by Tularik.........................  21
9.5     Royalties................................................  21
9.5.1   Reciprocal Royalties.....................................  21
9.5.2   Royalty Reduction........................................  22
9.5.3   Further Reduction in Minimum Royalties...................  22
9.5.4   [ * ]....................................................  22
9.5.5   No Patent Protection.....................................  22
9.6     Third Party Agreements...................................  23
10.     Records; Audits; and Reports.............................  23
10.1    Records..................................................  23
10.2    Audit....................................................  23
10.2.1  Independent Audit by Developing Party's Auditors.........  23
10.2.2  Independent Audit by Royalty Receiving Party's Auditors..  23
10.3    Payment; Reports.........................................  24
10.4    Exchange Rate............................................  24
10.4.1  [ * ]....................................................  24
10.4.2  Tularik Exchange Rate....................................  24
10.5    Manner and Place of Payment..............................  24
10.6    Late Payments............................................  24
10.7    Taxes....................................................  24
11.     Patent Rights and Infringement...........................  25
11.1    Ownership and Inventorship...............................  25
11.2    Disclosure...............................................  25
11.3    Patent Management........................................  25
11.3.1  Filing Party.............................................  25
11.3.2  Review Procedures........................................  26
11.4    Reversion................................................  26
11.5    Patent Costs.............................................  26


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                 Page
                                                                 ----
11.6    Non-Patentable Technology................................  26
11.7    Foreign Patent Filings...................................  27
11.8    Cooperation of the Parties...............................  27
11.9    Infringement by Third Parties............................  27
11.10   Third Party Patent Rights................................  27
12.     Licenses and Other Commercial Rights.....................  28
12.1    Tularik Background Patent Rights.........................  28
12.1.1  Research License.........................................  28
12.1.2  Non-Infringement.........................................  28
12.2    Screening Licenses.......................................  28
12.2.1  Tularik Screening Library................................  28
12.2.2  Roche Bioscience Screening Library.......................  28
12.3    Tularik Patents..........................................  28
12.4    Roche Bioscience Patents.................................  29
12.5    Cross-License to Research Compounds......................  29
12.6    [ * ] Products...........................................  29
12.6.1  [ * ] Products...........................................  29
12.6.2  Other [ * ] Products.....................................  29
12.7    Other Technologies.......................................  29
12.8    Covenant of Non-Use......................................  30
13.     Confidentiality..........................................  30
13.1    Nondisclosure............................................  30
13.2    Exceptions...............................................  30
13.3    Publications.............................................  31
14.     Representations, Warranties and Covenants................  31
14.1    Corporate Power..........................................  31
14.2    Due Authorization........................................  31
14.3    Binding Agreement........................................  31
14.4    Disclaimer of Warranties.................................  31
14.5    Mutual Indemnification...................................  32
15.     Term and Termination.....................................  32


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                                                                 Page
                                                                 ----
15.1    Term.....................................................  32
15.2    Termination for Cause....................................  32
15.3    Effect of Expiration or Termination......................  32
16.     Publicity................................................  33
16.1    Publicity Review.........................................  33
16.2    Standards................................................  33
17.     Dispute Resolution.......................................  34
17.1    Disputes.................................................  34
17.2    Dispute Resolution Procedures............................  34
17.3    Arbitration..............................................  34
18.     Assignment and Delegation................................  35
18.1    Third Parties............................................  35
18.2    Affiliates...............................................  35
18.3    Merger...................................................  35
18.4    Miscellaneous............................................  35
19.     Additional Terms.........................................  35
19.1    Force Majeure............................................  35
19.2    Notices..................................................  35
19.3    Waiver...................................................  36
19.4    Severability.............................................  36
19.5    Independent Contractors..................................  37
19.6    Counterparts.............................................  37
19.7    Entire Agreement.........................................  37
Schedule A.......................................................  39
Schedule B.......................................................  40


[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.